                                                             Exhibit 99.2 to 8-K

(BW)(STAR-BANC)(STB) Star Banc Corporation Announces 34.3 Percent Increase in Third Quarter Earnings Before Merger-Related Costs

BUSINESS EDITORS

      CINCINNATI--(BUSINESS WIRE)--Oct. 13, 1998--Star Banc Corporation (NYSE:STB) announced third quarter 1998 net income reached a record level of $75.6 million before merger-related charges, including an additional $12.3 million provision for loan losses. Star's third quarter 1998 net income level represents a 34.3 percent increase over the same quarter of 1997 and a 5.0 percent increase over the second quarter of 1998. Third quarter 1998 diluted earnings per share was $0.69, a 21.1 percent increase over the same quarter in 1997 and a 6.2 percent increase over the second quarter of 1998 on the same basis. The merger-related charges are associated with the acquisition of Trans Financial Inc., which occurred on August 21, 1998. This announcement was made by Jerry A. Grundhofer, chairman, president and chief executive officer of Star Banc Corporation.

      Grundhofer remarked, "We are pleased to welcome our new Trans Financial customers, shareholders and employees to Star Banc. The acquisition of Trans Financial represents a very important step in expanding our franchise into the high growth markets of Southern Kentucky and Tennessee. The Trans Financial merger now gives Star the second largest number of branch offices in Kentucky and makes Star the third largest bank in terms of deposits in the Commonwealth of Kentucky. We are already realizing benefits and synergies from this acquisition. At the same time, we continue to achieve record profits, while providing our customers with state-of-the-art products and services and delivering increased value to our shareholders."

      The Trans Financial acquisition was accounted for as a pooling of interest. In connection with the merger, Star and Trans Financial incurred pretax merger-related charges of $30.0 million. These include $9.0 million in severance, and employee-related costs, $5.3 million in occupancy and equipment charges, $4.7 million in conversion costs and contract terminations, $3.0 million to establish a charitable foundation for the Bowling Green area and $8.0 million in other merger costs such as legal and investment banking fees. In addition, a $12.3 million provision for loan losses was charged to earnings on the merger date. This additional loan loss provision was recorded in connection with a change in the management of Trans Financial problem loans. As a result of this change in intent, approximately $12.1 million of Trans Financial loans were charged-off in conformity with Star Bank's policy of aggressively eliminating problem credits.

      Including the merger-related charges of $42.3 million, third quarter 1998 net income was $48.1 million, $8.2 million less than the same quarter in 1997 and $23.9 million under the second quarter of 1998. Diluted earnings per share was $0.44 compared to $0.57 in the third quarter of 1997 and $0.65 in the second quarter of 1998.

      All historical financial information in this press release has been restated to reflect the merger with Trans Financial Corporation, which was accounted for as a pooling of interest. The financial analysis that follows reflects results of operations before merger-related costs are considered. Also affecting comparability of these financial statements is the acquisition of Louisville, Kentucky-based Great Financial Corporation, with $3.0 billion in assets, in the first quarter of 1998 and the acquisition of 49 Bank One branches in Ohio, with $1.1 billion in deposits, in the second quarter of 1998. These acquisitions were accounted for as purchases, and therefore, the results of their operations have been included since the acquisition dates.

      Tax equivalent net interest income, Star's principal source of earnings, was $167.6 million in the third quarter of 1998, an increase of 21.7 percent over the same period in 1997 and 2.0 percent better than the second quarter of 1998. The increase in net interest income compared to the third quarter of 1997 was primarily due to the growth in earning assets from the Great Financial acquisition completed in the first quarter of 1998, and the acquisition of deposits from Bank One that was completed in June, 1998. Compared to the second quarter of 1998, net interest income increased due to loan growth and investment of the funds provided by the Bank One acquisition in investment securities that will be used to fund future loan growth.

      Net interest margin, the difference between the rates earned on earning assets compared to the rates paid on supporting funds, was 4.43 percent for the third quarter of 1998, down 43 basis points from the third quarter of 1997 and 10 basis points under the second quarter of 1998. This decrease in net interest margin reflects the decrease in rates on earning assets principally related to the addition of residential mortgages and investment securities associated with the acquisitions previously noted. Also contributing to the declines in net interest margin are the higher cost of interest-bearing deposits at both Great Financial and Trans Financial compared to similar deposits at Star. As a result, these acquisitions temporarily compressed Star's overall net interest margin.

      Third quarter 1998 noninterest income was $88.2 million, which is $25.3 million or 40.1 percent more than the $63.0 million reported in the third quarter of 1997. Noninterest income as a percent of net revenue continued to grow to 34.5 percent in the third quarter of 1998, an increase of 312 basis points over the same period in 1997. Trust income increased $3.5 million or 22.5 percent due to new business in all product lines and market segments as well as increases in market values. Retail deposit income increased $2.5 million or 18.0 percent due to higher demand deposit levels, increases in transaction volumes, and the Great Financial acquisition. Corporate cash management increased $1.2 million or 23.0 percent due to an expanded product line and higher customer transaction volumes. Mortgage banking income increased $11.2 million to $18.3 million, an increase of more than 150 percent over the same period in 1997, as a result of the significant mortgage servicing business acquired from Great Financial and Trans Financial. Gains on sales of mortgage loans were $10.7 million in the third quarter of 1998, which is $6.5 million over the third quarter of 1997, an increase of 152.9 percent. New home purchases and refinancing activity contributed to this increase. Other income increased $4.9 million due to increases in insurance commissions, gains on disposition of leases and asset-based lending income.

      Compared to the second quarter, 1998 noninterest income increased $6.2 million or 7.6 percent due to increases in retail deposit revenues as a result of the Bank One branch acquisition, as well as increases in cash management, credit card and ATM income due to higher transaction volumes. Other income increased $2.8 million as a result of additional gains on lease dispositions and asset-based lending fees.

      Before merger-related costs, noninterest expense totaled $129.2 million in the third quarter of 1998, compared to $98.6 million in the third quarter of 1997, an increase of 31.0 percent. Staff expenses in the third quarter increased $12.9 million, the majority of which relates to the new Great Financial branches and mortgage servicing operations, additional staff costs for the Bank One branches acquired and other new retail offices. Star Banc Finance, Inc., the corporation's consumer finance company, has also continued to grow during the period. Incentive costs, based on a larger number of employees and higher profits, have also increased. Equipment and occupancy expenses increased $3.6 million or 27.4 percent, due primarily to the acquisitions. Other expenses increased $14.1 million or 36.6 percent primarily due to an increase in intangible amortization of $6.8 million and additional mortgage servicing costs of $1.3 million. Other noninterest expenses increased primarily due to the acquisitions.

      Compared to the second quarter of 1998, noninterest expenses increased $7.5 million or 6.2 percent to $129.2 million. Staff expense, equipment and occupancy, intangible amortization and other expenses related to the Bank One acquisition accounted for most of the increase, along with higher incentive costs.

      Star's efficiency ratio, excluding merger related charges, was 50.5 percent in the third quarter of 1998, compared to 49.1 percent in the third quarter of 1997, and 49.4 percent in the second quarter of 1998. Although expenses grew significantly due to the acquisition, significant cost savings and efficiencies are expected in the future as a result of these acquisitions.

      Excluding the additional merger-related provision, the provision for loan losses in the third quarter was $9.8 million, compared to $16.9 million in the third quarter of 1997 and $13.9 million in the second quarter of 1998. Net charge-offs in the third quarter of 1998 were $8.3 million compared to $11.7 million in the third quarter of 1997 and $12.0 million in the second quarter of 1998. Excluding the merger-related charge-offs for Trans Financial, net charge-offs as a percent of average loans were 28 basis points in the third quarter of 1998 down from 49 basis points in the third quarter of 1997 and 42 basis points in the second quarter of 1998. Although this ratio has consistently improved, a downturn in the economy could result in higher charge-offs in the future.

      At September 30, 1998, nonperforming loans totaled $49.7 million, compared to $50.0 million at September 30, 1997, and $51.8 million at June 30, 1998. Other real estate owned, at September 30, 1998, totaled $4.3 million, compared to $2.9 at September 30, 1997 level. Nonperforming loans as a percent of period-end loans were 42 basis points at September 30, 1998 compared to 51 basis points at September 30, 1997 and 45 basis points at June 30, 1998.

      The allowance for loan losses at September 30, 1998 was $178.6 million or
1.53 percent of period-end loans. This compares to $151.7 million or 1.56 percent at September 30, 1997, and $176.9 million or 1.54 percent at June 30, 1998. At September 30, 1998, the allowance for loan


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
losses as a percentage of nonperforming loans was 351 percent compared to 304 percent at September 30, 1997, and 342 percent at June 30, 1998.

      Star's return on average assets (ROA) was 1.75 percent for the third quarter of 1998, four basis points below the third quarter of 1997 and two basis points below the second quarter of 1998. Star's return on average equity (ROE) was 18.17 percent for the third quarter of 1998, compared to 22.16 percent for the third quarter of 1997, and 18.09 percent in the second quarter of 1998. ROA declined due to the Great Financial and Bank One acquisitions and the resulting lower net interest margin. ROE declined due to the equity issued in the Great Financial acquisition which resulted in lower leverage.

      Total assets at September 30, 1998, were $17.29 billion compared to $12.8 billion at September 30, 1997 and $17.13 billion at June 30, 1998. Total earning assets were $15.21 billion at September 30, 1998, compared to $11.55 billion at September 30, 1997 and $15.02 billion at June 30, 1998. The growth in earning assets since September 30, 1997 has been due to loan growth and the Great Financial and Bank One acquisitions.

      Total loans, net of unearned interest, were $11.71 billion at September 30, 1998, which is $1.97 billion more than the September 30, 1997 level and $251 million more than the June 30, 1998 level. Excluding residential real estate loans, total loans increased $1.59 billion as commercial loans increased $491 million or 15.9 percent since September 30, 1997 and retail loans increased $659 million or 21.0 percent during the same period.

      Total deposits were $12.95 billion at September 30, 1998 compared to $9.44 billion at September 30, 1997, and $13.06 billion at June 30, 1998. Deposit growth since the third quarter of 1997 primarily resulted from acquisitions, with additional growth in demand deposits and interest-bearing deposits due to an expanded customer base, new product initiatives and marketing efforts.

      Long-term debt was $633.2 million at September 30, 1998, a $25.5 million increase over the $607.7 million at September 30, 1997. Long-term debt increased due to issuance of medium-term notes to fund loan growth at Star Banc Finance, Inc., the corporation's wholly owned consumer finance company.

      At September 30, 1998, total intangible assets, net of accumulated amortization, amounted to $837 million, compared to $277 million at September 30, 1997, and $807 million at June 30, 1998. The increase in intangible assets is due to the Great Financial acquisition in the first quarter of 1998 and Bank One acquisition in the second quarter of this year.

      Total shareholders' equity was $1.68 billion at September 30, 1998, an increase of $651 million from $1.03 billion at September 30, 1997. This increase is the result of 9.6 million shares issued in the Great Financial acquisition, as well as strong year-to-date earnings. The ratio of total shareholders' equity to total assets was 9.71 percent at September 30, 1998, compared to 8.03 percent at September 30, 1997 and 9.55 percent at June 30, 1998.

      At September 30, 1998, the corporation's Tier I and Total Risk-Based Capital ratios amounted to 8.11 percent and 11.36 percent, respectively. This compares to Tier I and Total Risk-Based Capital ratios of 8.70 percent and 12.54 percent at September 30, 1997 and 8.16 percent and 11.50 percent at June 30, 1998, respectively. For the third quarter of 1998, the corporation's average leverage ratio was 6.75 percent compared to 7.73 percent in the same quarter of 1997 and 6.97 percent for the quarter ended June 30, 1998. The decline in 1998 was due to the premium on the acquisition of the 49 Bank One branches. These regulatory ratios continue to be in excess of stated "well capitalized" requirements.

      Included in the financial information tables is a calculation of "cash EPS." This calculation excludes the after-tax effect of the amortization of intangibles in net income.

STAR BANC CORPORATION THIRD QUARTER 1998 HIGHLIGHTS

      Firstar Corporation - On July 1, 1998, Star and Firstar Corporation (NYSE:FSR) announced they had signed a definitive agreement to merge through an exchange of shares valued at approximately $7.2 billion. The merger will create the 21st largest bank holding company in the U.S., with assets of more than $38 billion and deposits of $28 billion. The combined company will provide a full line of consumer banking, commercial banking and trust and investment management services and products to more than 3 million customers through its 14,000 employees and 720 branch locations in eight Midwest states and Arizona, plus trust operations in Florida. Under the terms of the agreement, Firstar shareholders will receive a tax-free exchange of 0.76 shares of common stock of the combined company for each share of Firstar common stock and shareholders of Star Banc will retain one share of common stock in the combined company for each Star Banc share. The combined company will be known as Firstar Corporation. Its corporate headquarters will be located in Milwaukee, and its consumer banking and specialized lending operations will be headquartered in Cincinnati. Roger L. Fitzsimonds, chairman and chief executive officer of Firstar, will become chairman of the board of the new company, and Jerry A. Grundhofer, chairman, president and chief executive officer of Star Banc, will become president and chief executive officer. The board of directors will comprise 18 representatives of Star Banc and 14 representatives of Firstar.

      In-Store Locations - Star Bank, which now has 84 full service in-store banking locations, opened 23 new in-store locations during the third quarter. Star opened in-store branches in the following markets during the third quarter:
Youngstown/Warren, Ohio; Greater Louisville and Lexington, Kentucky; and Sandusky and Greater Cincinnati, Ohio. Star currently has full service in-store branch offices inside selected locations of the following retailers: Remke's Markets, LoBill Foods, Thriftway stores, Winn Dixie stores, Wal-Mart stores, Kroger stores, Super Kmart Centers, Meijer stores, Cub Foods stores, Lofino Foods store, bigg's, Heinen's and Giant Eagle stores.

      Top Defensive Stock - Star Banc Corporation was recently ranked as the number one stock in the U.S. in the category of "Defensive Stocks," according to "CNBC's Top 100" Labor Day program which aired on Monday, September 7, 1998. Star Banc was the only regional banking company to make the top 100 stock list.

      Star Bank Branches at Churchill Downs - On August 27, 1998, Star Bank announced that it will be the first known bank in the United States to locate a full service branch inside a thoroughbred racetrack when it opens two branches inside Churchill Downs in Louisville, Kentucky, in October of this year. The Star Bank branches at the world famous racetrack will be located in the clubhouse area and the stable area.

      New Operations Center - On August 25, 1998, Star Bank announced plans to build a 130,000 square foot building in the City of Cincinnati, which will serve as the company's corporate operations center and be home base to approximately 500-600 employees. The new operations center will house Star's check processing facilities, call center operations and other administrative and operations functions. The new center will be completed in mid-1999.

      OCRP Agreement - On August 13, 1998, Star and The Ohio Community Reinvestment Project (OCRP) of the Coalition on Homelessness and Housing in Ohio announced they will be working together to help improve low to moderate income housing opportunities and lending efforts in the state. This partnership will include initiatives to support and foster small businesses, community development grants, housing and credit counseling, internships for minority college students and the development and implementation of other community outreach ventures. This partnership with OCRP will serve to create additional focus for various aspects of Star's $5.15 billion community development initiative which the bank announced in February 1998.

      Star Banc Corporation is a multi-state bank holding company, incorporated in Ohio, and currently operates 460 banking offices in Ohio, Kentucky, Indiana and Tennessee. Star also has a wholly owned consumer finance company, Star Banc Finance, Inc. Additionally, Star Bank offers a "Five Star Service Guarantee" which assures customers of certain key banking benefits or Star will pay customers for their inconvenience. Also, Star Bank was the first bank in the U.S. to introduce a "24-Hour Banking System," a fully integrated customer service and banking convenience package which includes branch banking, voice-activated phone banking, PC banking, super ATMs, video kiosk banking and banking information on the Internet. Visit Star Bank's home page on the world wide web at http://www.starbank.com. Star Bank was founded in 1863.

      The integration of Great Financial in February 1998, the acquisition of 49 Bank One branches in June 1998 and the integration of Trans Financial Corporation in August 1998, had a significant impact on results of the third quarter and will continue to affect Star's financial results in the coming months. A number of events related to that acquisition and to market factors generally may cause actual results in the future to differ materially from those currently contemplated, including, among other things: lower revenues than expected from the mergers; greater costs of integration than anticipated; generally less favorable economic conditions than expected; and changes in legislative or regulatory requirements that adversely affect the business of banking.

                     STAR BANC CORPORATION AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
                  (dollars in thousands, except per share data)

                                                 Third                                          Second
                                                Quarter                                         Quarter
                                                 1998                 % change                   1998
                                           ---------------         ---------------          ---------------
Earnings:
  Net income                               $        48,131                   (33.2)%        $        72,023
  Net interest income, fully
   taxable equivalent                              167,551                     2.0                  164,286
  Noninterest income                                88,247                     7.6                   82,051
  Net revenue                                      255,798                     3.8                  246,337
  Noninterest expense                              159,184                    30.8                  121,672
                                           ---------------         ---------------          ---------------
Per share:
  Basic earnings per common share          $          0.45                   (32.8)%        $          0.67
  Diluted earnings per common share                   0.44                   (32.3)                    0.65
  Common dividends declared                           0.23                    --                       0.23
                                           ---------------         ---------------          ---------------
Average balances:
  Total assets                             $    17,118,615                     4.9%         $    16,313,019
  Earning assets                                15,110,094                     4.1               14,515,269
  Loans, net of unearned interest               11,610,024                     1.5               11,440,696
  Deposits                                      12,955,089                     7.7               12,028,837
  Total shareholders' equity                     1,650,753                     3.4                1,596,741
                                           ---------------         ---------------          ---------------
At quarter end:
  Common shares issued and
   outstanding                                 106,753,757                                      106,389,390
  Book value per common share              $         15.73                     2.3%         $         15.37
  Market value per common share            $         66.13                     3.5          $         63.88
  Number of common shareholders                     13,474                                           13,352
  Number of employees                                6,077                                            6,262
                                           ---------------         ---------------          ---------------
Ratios:
  Return on average assets                            1.12%                                            1.77%
  Return on average equity                           11.57                                            18.09
  Average total shareholders'
   equity to average total assets                     9.64                                             9.79
Regulatory capital ratios:
   Tier 1 risk-based capital                          8.11                                             8.16
   Total risk-based capital                          11.36                                            11.50
   Leverage ratio - average assets                    6.75                                             6.97
  Net interest margin                                 4.43                                             4.53
  Noninterest income as a percent
   of net revenue                                    34.50                                            33.31
  Noninterest expense to net
  revenue                                            62.23                                            49.39
  Net income to net revenue                          18.82                                            29.24

                                                 Third                                          Second
                                                Quarter                                         Quarter
                                                 1998                 % change                   1998
                                           ---------------         ---------------          ---------------
Excluding Merger Related Charges:
  Net income                               $        75,607                     5.0%         $        72,023
  Noninterest expense                              129,214                     6.2                  121,672
  Basic earnings per common share                     0.71                     6.0                     0.67
  Diluted earnings per common share                   0.69                     6.2                     0.65
  Return on average assets                            1.75%                                            1.77%
  Return on average equity                           18.17                                            18.09
  Noninterest expense to net
  revenue                                            50.51                                            49.39
  Provision for loan losses                $         9,801                   (29.2)%        $        13,850
  Net charge-offs                                    8,333                   (30.4)                  11,972
  Ratio of net charge-offs to
   average loans - net of unearned
   interest                                                                                            0.42%
                                           ===============         ===============          ===============


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
                     STAR BANC CORPORATION AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
                  (dollars in thousands, except per share data)


                                                                  Third Quarter
                                         ----------------------------------------------------------------
                                               1998                  % change                   1997
                                         ---------------         ---------------          ---------------
Earnings:
  Net income                             $        48,131                   (14.5)%        $        56,288

  Net interest income, fully
   taxable equivalent                            167,551                    21.7                  137,727
  Noninterest income                              88,247                    40.1                   62,973
  Net revenue                                    255,798                    27.5                  200,700
  Noninterest expense                            159,184                    61.4                   98,618

                                         ---------------         ---------------          ---------------
Per share:
  Basic earnings per common share        $          0.45                   (22.4)%        $          0.58
  Diluted earnings per common
   share                                            0.44                   (22.8)                    0.57
  Common dividends declared                         0.23                    15.0                     0.20

                                         ---------------         ---------------          ---------------
Average balances:
  Total assets                           $    17,118,615                    37.4%         $    12,458,204
  Earning assets                              15,110,094                    33.5               11,314,574
  Loans, net of unearned interest             11,610,024                    21.8                9,531,320
  Deposits                                    12,955,089                    37.2                9,439,602
  Total shareholders' equity                   1,650,753                    63.8                1,007,597

                                         ---------------         ---------------          ---------------
At quarter end:
  Common shares issued and
   outstanding                               106,753,757                                       95,601,650
  Book value per common share            $         15.73                    46.2%         $         10.76
  Market value per common
    share                                $         66.13                    43.9          $         45.94
  Number of common shareholders                   13,474                                           10,678
  Number of employees                              6,077                                            4,980

                                         ---------------         ---------------          ---------------
Ratios:
  Return on average assets                          1.12%                                            1.79%
  Return on average equity                         11.57                                            22.16

  Average total shareholders'
   equity to average total assets                   9.64                                             8.09
  Regulatory capital ratios:
    Tier 1 risk-based capital                       8.11                                             8.70
    Total risk-based capital                       11.36                                            12.54
    Leverage ratio - average
      assets                                        6.75                                             7.73

                                                                  Third Quarter
                                         ----------------------------------------------------------------
                                               1998                  % change                   1997
                                         ---------------         ---------------          ---------------
  Net interest margin                               4.43                                             4.86

  Noninterest income as a percent
   of net revenue                                  34.50                                            31.38
  Noninterest expense to net
    revenue                                        62.23                                            49.14
  Net income to net revenue                        18.82                                            28.05

                                         ---------------         ---------------          ---------------
Excluding Merger Related Charges:
  Net income                             $        75,607                    34.3%         $        56,288
  Noninterest expense                            129,214                    31.0                   98,618
  Basic earnings per common share                   0.71                    22.4                     0.58
  Diluted earnings per common
    share                                           0.69                    21.1                     0.57
  Return on average assets                          1.75%                                            1.79%
  Return on average equity                         18.17                                            22.16
  Noninterest expense to net
    revenue                                        50.51                                            49.14
  Provision for loan losses              $         9,801                   (42.0)%        $        16,900
  Net charge-offs                                  8,333                   (28.9)                  11,713
  Ratio of net charge-offs to
    average loans - net of
    unearned interest                               0.28%                                            0.49%
                                         ===============         ===============          ===============


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
                     STAR BANC CORPORATION AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
                  (dollars in thousands, except per share data)


                                                            Year through September 30,
                                          ----------------------------------------------------------------
                                               1998                  % change                    1997
                                          ---------------         ---------------          ---------------
Earnings:
  Net income                              $       186,072                    15.9%         $       160,584
  Net interest income,
    fully taxable equivalent                      486,580                    19.8                  406,119
  Noninterest income                              241,879                    37.8                  175,537
  Net revenue                                     728,459                    25.2                  581,656
  Noninterest expense                             392,944                    36.2                  288,533

                                          ---------------         ---------------          ---------------
Per share:
  Basic earnings per common share         $          1.76                     6.0%         $          1.66
  Diluted earnings per common
    share                                            1.71                     6.2                     1.61
  Common dividends declared                          0.69                    15.0                     0.60

                                          ---------------         ---------------          ---------------
Average balances:
  Total assets                            $    16,091,445                    31.8%         $    12,213,498
  Earning assets                               14,317,729                    28.6               11,134,958
  Loans, net of unearned interest              11,340,444                    21.7                9,320,082
  Deposits                                     11,976,004                    27.6                9,386,671
  Total shareholders' equity                    1,534,103                    55.2                  988,202

                                          ---------------         ---------------          ---------------
At quarter end:
  Common shares issued and
   outstanding                                106,753,757                                       95,601,650
  Book value per common share             $         15.73                    46.2%         $         10.76
  Market value per common share                     66.13                    43.9                    45.94
  Number of common shareholders                    13,474                                           10,678
  Number of employees                               6,077                                            4,980

                                          ---------------         ---------------          ---------------

                     STAR BANC CORPORATION AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
                 (dollars in thousands, except per share data)

                                                            Year through September 30,
                                          ----------------------------------------------------------------
                                               1998                  % change                    1997
                                          ---------------         ---------------          ---------------
Ratios:
  Return on average assets                           1.55%                                            1.76%
  Return on average equity                          16.22                                            21.73
  Average total shareholders'
   equity to average total assets                    9.53                                             8.09
  Regulatory capital ratios:
    Tier 1 risk-based capital                        8.11                                             8.70
    Total risk-based capital                        11.36                                            12.54
    Leverage ratio - average
      assets                                         6.75                                             7.73
  Net interest margin                                4.53                                             4.86
  Noninterest income as a
     percent of net revenue                         33.20                                            30.18
  Noninterest expense to net
     revenue                                        53.94                                            49.61
  Net income to net revenue                         25.54                                            27.61

                                          ---------------         ---------------          ---------------
Excluding Merger Related Charges:
  Net income                              $       213,548                    33.0%         $       160,584
  Noninterest expense                             362,974                    25.8                  288,533
  Basic earnings per common share                    2.02                    21.7                     1.66
  Diluted earnings per common
     share                                           1.97                    22.4                     1.61
  Return on average assets                           1.77%                                            1.76%
  Return on average equity                          18.61                                            21.73
  Noninterest expense to net
     revenue                                        49.83                                            49.61
  Provision for loan losses               $        36,646                   (25.4)%        $        49,114
  Net charge-offs                                  31,760                    (7.1)                  34,176
  Ratio of net charge-offs to
   average loans - net of unearned
   interest                                          0.37%                                            0.49%
                                          ===============         ===============          ===============

                     STAR BANC CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)

                                                            September 30,          June 30,           September 30,
                                                                1998                 1998                 1997
                                                            ------------         ------------         ------------
ASSETS:
Cash and due from banks                                     $    681,774         $    796,521         $    601,794
Money market investments                                          16,092               15,419              138,046
Investment securities:
  Available-for-sale                                           2,596,298            2,879,304            1,335,065
  Held-to-maturity                                               139,928              138,643              193,555
                                                            ------------         ------------         ------------
   Total securities                                            2,736,226            3,017,947            1,494,420
Loans held for sale                                              745,687              524,943              184,787
Loans:
  Commercial loans                                             3,661,128            3,475,265            3,147,607
  Real estate loans                                            4,319,586            4,402,668            3,513,320
  Retail loans                                                 3,996,496            3,823,506            3,256,333
                                                            ------------         ------------         ------------
   Total loans                                                11,977,210           11,701,439            9,917,260
   Less:  Unearned interest                                      268,431              244,123              180,808
                                                            ------------         ------------         ------------
                                                              11,708,779           11,457,316            9,736,452
       Allowance for loan
          losses                                                 178,575              176,857              151,692
                                                            ------------         ------------         ------------
   Net loans                                                  11,530,204           11,280,459            9,584,760
Premises and equipment                                           231,467              227,954              173,303
Acceptances - customers'
  liability                                                       22,398               18,718               19,149
Other assets                                                   1,327,220            1,244,151              608,324
                                                            ------------         ------------         ------------
   Total assets                                             $ 17,291,068         $ 17,126,112         $ 12,804,583
                                                            ============         ============         ============

LIABILITIES:
Deposits:
   Noninterest-bearing deposits                             $  2,318,305         $  2,400,496         $  1,763,707
   Interest-bearing deposits                                  10,633,730           10,656,532            7,675,631
                                                            ------------         ------------         ------------
   Total deposits                                             12,952,035           13,057,028            9,439,338
Short-term borrowings                                          1,666,592            1,391,100            1,454,204
Long-term debt                                                   633,224              715,433              607,724
Acceptances outstanding                                           22,398               18,718               19,149
Other liabilities                                                337,577              308,381              255,861
                                                            ------------         ------------         ------------
     Total liabilities                                        15,611,826           15,490,660           11,776,276
                                                            ------------         ------------         ------------

                     STAR BANC CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)

                                                            September 30,          June 30,           September 30,
                                                                1998                 1998                 1997
                                                            ------------         ------------         ------------
ASSETS:
SHAREHOLDERS' EQUITY:
Preferred stock:
   Shares authorized - 1,000,000
   Shares outstanding - none
Common stock:
   Shares authorized - 400,000,000
    at September 30, 1998 and
    June 30, 1998, and
    200,000,000 at
    September 30, 1997
Shares issued - 107,367,845
    at September 30, 1998,
    107,006,875 at June 30, 1998
    and 100,786,817
    at September 30, 1997                                        536,540              535,034              503,934
Surplus                                                          389,921              381,290               96,222
Retained earnings                                                735,404              713,955              572,135
Treasury stock:
    At cost - 614,088 shares
    at September 30, 1998, 617,485
    at June 30, 1998 and 5,185,167
    at September 30, 1997                                         (9,497)              (9,357)            (153,719)
Employee Stock Ownership Plan
  shares purchased with debt                                        --                 (1,510)              (2,014)
Net unrealized gain/(loss) on
  available-for-sale securities                                   26,874               16,040               11,749
                                                            ------------         ------------         ------------
     Total shareholders' equity                                1,679,242            1,635,452            1,028,307
                                                            ------------         ------------         ------------
        Total liabilities and
        shareholders' equity                                $ 17,291,068         $ 17,126,112         $ 12,804,583
                                                            ============         ============         ============

                     STAR BANC CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                  (amounts in thousands, except per share data)


                                            Third            Second            Third
                                           Quarter          Quarter           Quarter
                                             1998             1998              1997
                                          ---------        ---------         ---------
INTEREST INCOME:
Interest and fees on loans                $ 255,584        $ 252,520         $ 215,672
Interest and fees on loans held
  for sale                                   10,904            9,207             2,575
Interest on investment securities:
  Taxable                                    46,016           41,725            24,300
  Non-taxable                                 1,754            1,588             1,495
Interest on money market
  investments                                   561              381             1,325
                                          ---------        ---------         ---------
  Total interest income                     314,819          305,421           245,367
                                          ---------        ---------         ---------
INTEREST EXPENSE:
Interest on deposits                        117,940          109,222            84,128
Interest on short-term borrowings            19,087           21,328            14,774
Interest on long-term debt                   11,413           11,759             9,938
                                          ---------        ---------         ---------
  Total interest expense                    148,440          142,309           108,840
                                          ---------        ---------         ---------
   Net interest income                      166,379          163,112           136,527
Provision for loan losses                    22,101           13,850            16,900
                                          ---------        ---------         ---------
   Net interest income after
     provision for loan losses              144,278          149,262           119,627
                                          ---------        ---------         ---------
NONINTEREST INCOME:
Trust income                                 18,771           18,426            15,318
Retail deposit fees                          16,182           15,281            13,708
Cash management income                        6,300            5,425             5,123
Mortgage banking income                      18,338           18,416             7,141
Credit card income                            6,798            5,950             6,656
Electronic banking income                     5,147            4,617             4,164
Investment securities
  gains/(losses) - net                         --                (21)             (971)
All other income                             16,711           13,957            11,834
                                          ---------        ---------         ---------
   Total noninterest income                  88,247           82,051            62,973
                                          ---------        ---------         ---------
NONINTEREST EXPENSE:
Salaries                                     52,490           49,066            40,341
Pension and other employee
  benefits                                    7,162            7,375             6,445

                     STAR BANC CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                 (amounts in thousands, except per share data)

                                            Third            Second            Third
                                           Quarter          Quarter           Quarter
                                             1998             1998              1997
                                          ---------        ---------         ---------
Equipment expense                             8,045            7,656             6,266
Occupancy expense - net                       8,897            8,253             7,036
All other expense                            52,620           49,322            38,530
                                          ---------        ---------         ---------
                                            129,214          121,672            98,618
Merger related charges                       29,970             --                --
                                          ---------        ---------         ---------
   Total noninterest expense                159,184          121,672            98,618
                                          ---------        ---------         ---------
INCOME BEFORE TAXES                          73,341          109,641            83,982
Income tax                                   25,210           37,618            27,694
                                          ---------        ---------         ---------
   NET INCOME                             $  48,131        $  72,023         $  56,288
                                          =========        =========         =========
Per share:
Basic earnings per common share           $    0.45        $    0.67         $    0.58
Diluted earnings per common share              0.44             0.65              0.57
Common stock cash dividends
  declared                                     0.23             0.23              0.20
Weighted average common shares              107,218          106,884            96,248
Diluted weighted average common
  shares                                    110,333          109,991            99,295

                     STAR BANC CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                  (amounts in thousands, except per share data)


                                                        Year through September 30,
                                                       ---------------------------
                                                         1998            1997
                                                       ---------        ---------
INTEREST INCOME:
Interest and fees on loans                             $ 752,070        $ 625,072
Interest and fees on loans held for sale                  25,848            6,083
Interest on investment securities:
  Taxable                                                118,209           76,961
  Non-taxable                                              4,879            4,374
Interest on money market investments                       2,261            2,632
                                                       ---------        ---------
  Total interest income                                  903,267          715,122
                                                       ---------        ---------
INTEREST EXPENSE:
Interest on deposits                                     325,784          247,387
Interest on short-term borrowings                         59,606           41,465
Interest on long-term debt                                34,835           23,742
                                                       ---------        ---------
  Total interest expense                                 420,225          312,594
                                                       ---------        ---------
   Net interest income                                   483,042          402,528
Provision for loan losses                                 48,946           49,114
                                                       ---------        ---------
   Net interest income after provision for loan
     losses                                              434,096          353,414
                                                       ---------        ---------
NONINTEREST INCOME:
Trust income                                              53,892           43,519
Retail deposit fees                                       45,349           38,552
Cash management income                                    16,696           14,081
Mortgage banking income                                   49,835           19,990
Credit card income                                        18,491           17,696
Electronic banking income                                 13,790           11,794
Investment securities gains/(losses)-net                     305           (4,594)
All other income                                          43,521           34,499
                                                       ---------        ---------
   Total noninterest income                              241,879          175,537
                                                       ---------        ---------

                     STAR BANC CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                 (amounts in thousands, except per share data)



                                                        Year through September 30,
                                                       ---------------------------
                                                         1998            1997
                                                       ---------        ---------
NONINTEREST EXPENSE:
Salaries                                                 146,077          117,156
Pension and other employee benefits                       22,383           19,515
Equipment expense                                         22,753           18,134
Occupancy expense - net                                   24,698           20,498
All other expense                                        147,063          113,230
                                                       ---------        ---------
                                                         362,974          288,533
Merger related charges                                    29,970             --
                                                       ---------        ---------
  Total noninterest expense                              392,944          288,533
                                                       ---------        ---------
INCOME BEFORE TAXES                                      283,031          240,418
Income tax                                                96,959           79,834
                                                       ---------        ---------
   NET INCOME                                          $ 186,072        $ 160,584
                                                       =========        =========
Per share:
Basic earnings per common share                        $    1.76        $    1.66
Diluted earnings per common share                           1.71             1.61
Common stock cash dividends declared                        0.69             0.60
Weighted average common shares                           105,477           96,523
Diluted weighted average common shares                   108,603           99,450

                     STAR BANC CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED allowance for loan losses
                             (dollars in thousands)

                                           Third               Second              Third
                                           Quarter             Quarter             Quarter
                                            1998                1998                1997
                                         -----------         -----------         -----------
Average loans - net of unearned
  interest                               $11,610,024         $11,440,696         $ 9,531,320
                                         ===========         ===========         ===========
Allowance for loan losses:
  Balance - beginning of period          $   176,857         $   173,979         $   146,505
Charge-offs:
  Commercial                                  13,993               2,653               4,075
  Commercial real estate                         261                 220                  42
  Construction/land development                  167                  74                --
  Residential real estate                        850                 583                 509
  Retail                                      12,262              11,852              10,600
                                         -----------         -----------         -----------
   Total charge-offs                          27,533              15,382              15,226
                                         -----------         -----------         -----------
Recoveries:
  Commercial                                   4,196                 722               1,021
  Commercial real estate                          83                 130                 239
  Construction/land development                 --                    25                --
  Residential real estate                          6                   4                  73
  Retail                                       2,865               2,529               2,180
   Total recoveries                            7,150               3,410               3,513
                                         -----------         -----------         -----------
     Net charge-offs                          20,383              11,972              11,713
  Provision charged to earnings               22,101              13,850              16,900
  Allowances of banks/offices
   acquired                                     --                 1,000                --
                                         -----------         -----------         -----------
  Balance - end of period                $   178,575         $   176,857         $   151,692
                                         ===========         ===========         ===========
Ratio of net charge-offs to
  average loans - net of unearned
  interest                                      0.70%               0.42%               0.49%
                                         ===========         ===========         ===========

                     STAR BANC CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED ALLOWANCE FOR LOAN LOSSES
                             (dollars in thousands)


                                                         Year through September 30,
                                                       -------------------------------
                                                          1998                1997
                                                       -----------         -----------
Average loans - net of unearned interest               $11,340,444         $ 9,320,082
                                                       ===========         ===========
Allowance for loan losses:
  Balance - beginning of period                        $   154,071         $   136,754
Charge-offs:
   Commercial                                               20,430              13,322
   Commercial real estate                                      710                 461
   Construction/land development                               241                --
   Residential real estate                                   1,578               1,150
   Retail                                                   35,782              31,786
                                                       -----------         -----------
     Total charge-offs                                      58,741              46,719
                                                       -----------         -----------
  Recoveries:
   Commercial                                                5,894               4,479
   Commercial real estate                                      613                 500
   Construction/land development                                27                --
   Residential real estate                                      66                 171
   Retail                                                    8,331               7,393
                                                       -----------         -----------
     Total recoveries                                       14,931              12,543
                                                       -----------         -----------
      Net charge-offs                                       43,810              34,176
  Provision charged to earnings                             48,946              49,114
  Allowances of banks/offices acquired                      19,368                --
  Balance - end of period                              $   178,575         $   151,692
                                                       ===========         ===========
Ratio of net charge-offs to average loans - net
  of unearned interest                                        0.52%               0.49%
                                                       ===========         ===========




                     STAR BANC CORPORATION AND SUBSIDIARIES
                CONSOLIDATED LOANS OUTSTANDING AND ASSET QUALITY
                             (dollars in thousands)



                                         September 30,        June 30,         September 30,
                                             1998               1998               1997
                                         ------------        -----------       ------------
  LOANS OUTSTANDING
  Commercial:
   Corporate                              $ 2,773,107        $ 2,639,352        $ 2,484,793
   Asset based lending                        404,654            398,150            288,142
   Commercial leasing                         378,110            350,835            299,716
   Industrial revenue bonds                    34,727             25,897             26,452
                                          -----------        -----------        -----------
      Total commercial loans                3,590,598          3,414,234          3,099,103
                                          -----------        -----------        -----------
  Real Estate:
   Residential mortgage                     1,846,149          1,926,552          1,462,293
   Commercial mortgage                      1,825,442          1,883,085          1,564,906
   Construction and land development          647,995            593,031            470,549
                                          -----------        -----------        -----------
      Total real estate loans               4,319,586          4,402,668          3,497,748
                                          -----------        -----------        -----------
  Retail:
   Installment                              2,177,478          2,114,958          1,826,972
   Credit cards                               414,089            425,696            439,667
   Retail leasing                           1,207,028          1,099,760            872,962
                                          -----------        -----------        -----------
      Total retail loans                    3,798,595          3,640,414          3,139,601
                                          -----------        -----------        -----------
      Total loans, net of
       unearned interest                  $11,708,779        $11,457,316        $ 9,736,452
                                          ===========        ===========        ===========

                     STAR BANC CORPORATION AND SUBSIDIARIES
                CONSOLIDATED LOANS OUTSTANDING AND ASSET QUALITY
                             (dollars in thousands)


                                                 September 30,            June 30,           September 30,
                                                     1998                  1998                  1997
                                                 -------------         -------------         -------------
ASSET QUALITY Loans on nonaccrual status:
   Commercial                                    $      26,055         $      28,709         $      22,501
   Residential mortgage                                  9,324                 9,242                 6,570
   Commercial mortgage                                   6,961                 6,353                 4,959
   Construction and land development                     2,406                 2,267                   184

   Retail loans                                          4,955                 4,638                 3,596
                                                 -------------         -------------         -------------
  Total loans on nonaccrual status                      49,701                51,209                37,810
  Loans which have been renegotiated                         8                   566                12,146
                                                 -------------         -------------         -------------
   Total nonperforming loans                            49,709                51,775                49,956
  Other real estate owned                                4,306                 6,110                 2,896
                                                 -------------         -------------         -------------
   Total nonperforming assets                    $      54,015         $      57,885         $      52,852
                                                 =============         =============         =============
Quarterly net charge-offs to
  average loans                                           0.70%                 0.42%                 0.49%
Percentage of allowance for loan
  losses to loans(a)                                      1.53%                 1.54%                 1.56%
Percentage of allowance for loan
  losses to nonperforming loans                            359%                  342%                  304%
Percentage of nonperforming loans
  to end of period loans(a)                               0.42%                 0.45%                 0.51%
Percentage of nonperforming
  assets to loans(a) and other
  real estate owned                                       0.46%                 0.50%                 0.54%
Loans past due 90 days or more                   $      35,012         $      23,422         $      16,461
                                                 =============         =============         =============

(a)   Net of unearned interest

                     STAR BANC CORPORATION AND SUBSIDIARIES
                    AVERAGE BALANCE SHEETS AND AVERAGE RATES
                             (dollars in thousands)

                                                                Third Quarter, 1998
                                             ------------------------------------------------------
                                                 Daily                                   Average
                                                Average              Interest             Rate
                                             ------------          ------------        ------------
ASSETS:
Commercial loans                             $  3,829,344          $     83,717                8.68%
Real estate loans                               4,055,570                87,052                8.58
Retail Loans                                    3,725,110                85,155                9.10
                                             ------------          ------------
   Total loans                                 11,610,024               255,924                8.78
Loans held for sale                               592,107                10,904                7.37
Taxable investment securities                   2,780,531                46,016                6.61
Non-taxable investment securities                  88,101                 2,586               11.74
Money market investments                           39,331                   561                5.65
                                             ------------          ------------
   Total interest-earning assets               15,110,094          $    315,991                8.33%
                                                                   ============        ============
Cash and due from banks                           670,423
Allowance for loan losses                        (180,862)
Other assets                                    1,518,960
                                             ------------
   Total assets                              $ 17,118,615
                                             ============
LIABILITIES AND SHAREHOLDERS EQUITY:
Savings and NOW                              $  1,277,009          $      7,882                2.45%
Money market deposit accounts                   3,634,400                31,943                3.49
Time deposits $100,000 and over                   842,302                11,930                5.62
Time deposits under $100,000                    4,887,035                66,185                5.37
Short-term borrowings                           1,494,628                19,087                5.07
Long-term debt                                    690,294                11,413                6.59
                                             ------------          ------------        ------------
   Total interest-bearing liabilities          12,825,668          $    148,440                4.59%
                                                                   ============        ============
Noninterest-bearing deposits                    2,314,343
Other liabilities                                 327,851
Shareholders' equity                            1,650,753
                                             ------------
   Total liabilities and
     shareholders' equity                    $ 17,118,615
                                             ============
Net interest margin                                                                            4.43%
Interest rate spread                                                                           3.74

Note: Interest and average rate are presented on a fully-taxable equivalent basis. Taxable equivalent amounts are calculated utilizing marginal federal income tax rate of 35 percent. The total of nonaccruing loans is included in average amounts outstanding.

                     STAR BANC CORPORATION AND SUBSIDIARIES
                    AVERAGE BALANCE SHEETS AND AVERAGE RATES
                             (dollars in thousands)

                                                               Second Quarter, 1998
                                             ------------------------------------------------------
                                                Daily                                    Average
                                               Average               Interest             Rate
                                             ------------          ------------        ------------
ASSETS:
Commercial loans                             $  3,998,194          $     86,670                8.70%
Real estate loans                               3,877,568                83,786                8.65
Retail loans                                    3,564,934                82,484                9.26
                                             ------------          ------------
   Total loans                                 11,440,696               252,940                8.86
Loans held for sale                               494,741                 9,207                7.44
Taxable investment securities                   2,442,985                41,725                6.72
Non-taxable investment securities                 112,583                 2,342               12.85
Money market investments                           24,264                   381                6.31
                                             ------------          ------------
   Total interest-earning assets               14,515,269          $    306,595                8.46%
                                                                   ============        ============
Cash and due from banks                           618,727
Allowance for loan losses                        (176,849)
Other assets                                    1,355,872
                                             ------------
   Total assets                              $ 16,313,019
                                             ============
LIABILITIES AND SHAREHOLDERS' EQUITY:
Savings and NOW                              $  1,238,164          $      7,667                2.48%
Money market deposit accounts                   3,170,134                27,420                3.47
Time deposits $100,000 and over                   977,096                10,689                5.62
Time deposits under $100,000                    4,476,996                63,446                5.42
Short-term borrowings                           1,677,854                21,328                5.10
Long-term debt                                    715,540                11,759                6.58
                                             ------------          ------------
   Total interest-bearing liabilities          12,255,784          $    142,309                4.66%
                                                                   ============        ============

Noninterest-bearing deposits                    2,166,447
Other liabilities                                 294,047
Shareholders' equity                            1,596,741
                                             ------------
   Total liabilities and
     shareholders' equity                    $ 16,313,019
                                             ============
Net interest margin                                                                            4.53%
Interest rate spread                                                                           3.80

Note: Interest and average rate are presented on a fully-taxable equivalent basis. Taxable equivalent amounts are calculated utilizing marginal federal income tax rate of 35 percent. The total of nonaccruing loans is included in average amounts outstanding.

                     STAR BANC CORPORATION AND SUBSIDIARIES
                    AVERAGE BALANCE SHEETS AND AVERAGE RATES
                             (dollars in thousands)

                                                                Third Quarter, 1998
                                             --------------------------------------------------------
                                                Daily                                      Average
                                               Average               Interest               Rate
                                             ------------          ------------          ------------
ASSETS:
Commercial loans                             $  3,829,344          $     83,717                  8.68%
Real estate loans                               4,055,570                87,052                  8.58
Retail loans                                    3,725,110                85,155                  9.10
                                             ------------          ------------
   Total loans                                 11,610,024               255,924                  8.78
Loans held for sale                               592,107                10,904                  7.37
Taxable investment securities                   2,780,531                46,016                  6.61
Non-taxable investment securities                  88,101                 2,586                 11.74
Money market investments                           39,331                   561                  5.65
                                             ------------          ------------
   Total interest-earning assets               15,110,094          $    315,991                  8.33%
                                                                   ============          ============
Cash and due from banks                           670,423
Allowance for loan losses                        (180,862)
Other assets                                    1,518,960
                                             ------------
   Total assets                              $ 17,118,615
                                             ============
LIABILITIES AND SHAREHOLDERS' EQUITY:
Savings and NOW                              $  1,277,009          $      7,882                  2.45%
Money market deposit accounts                   3,634,400                31,943                  3.49
Time deposits $100,000 and over                   842,302                11,930                  5.62
Time deposits under $100,000                    4,887,035                66,185                  5.37
Short-term borrowings                           1,494,628                19,087                  5.07
Long-term debt                                    690,294                11,413                  6.59
                                             ------------          ------------
   Total interest-bearing liabilities          12,825,668          $    148,440                  4.59%
                                                                   ============          ============
Non-interest-bearing deposits                   2,314,343
Other liabilities                                 327,851
Shareholders' equity                            1,650,753
                                             ------------
   Total liabilities and
     shareholders' equity                    $ 17,118,615
                                             ============
Net interest margin                                                                              4.43%
Interest rate spread                                                                             3.74

Note: Interest and average rate are presented on a fully-taxable equivalent basis. Taxable equivalent amounts are calculated utilizing marginal federal income tax rate of 35 percent. The total of nonaccruing loans is included in average amounts outstanding.

                     STAR BANC CORPORATION AND SUBSIDIARIES
                    AVERAGE BALANCE SHEETS AND AVERAGE RATES
                             (dollars in thousands)

                                                                Third Quarter, 1997
                                             -------------------------------------------------------
                                                Daily                                      Average
                                               Average              Interest                Rate
                                             ------------         ------------          ------------
ASSETS:
Commercial loans                             $  3,492,064         $     78,045                  8.87%
Real estate loans                               2,946,845               64,806                  8.79
Retail loans                                    3,092,411               73,315                  9.44
                                             ------------         ------------
   Total loans                                  9,531,320              216,166                  9.03
Loans held for sale                               158,739                2,575                  6.49
Taxable investment securities                   1,470,648               24,300                  6.60
Non-taxable investment securities                  62,807                2,201                 14.02
Money market investments                           91,060                1,325                  5.77
                                             ------------         ------------
   Total interest-earning assets               11,314,574         $    246,567                  8.68%
                                                                  ============          ============
Cash and due from banks                           517,781
Allowance for loan losses                        (149,650)
Other assets                                      775,499
                                             ------------
   Total assets                              $ 12,458,204
                                             ============
LIABILITIES AND SHAREHOLDERS' EQUITY:
Savings and NOW                              $  1,186,263         $      7,558                  2.53%
Money market deposit accounts                   2,376,027               19,161                  3.20
Time deposits $100,000 and over                   531,965                7,474                  5.57
Time deposits under $100,000                    3,632,423               49,935                  5.45
Short-term borrowings                           1,185,525               14,774                  4.94
Long-term debt                                    592,589                9,938                  6.68
                                             ------------         ------------
   Total interest-bearing liabilities           9,504,792         $    108,840                  4.55%
                                                                  ============                  ====
Non-interest-bearing deposits                   1,712,924
Other liabilities                                 232,891
Shareholders' equity                            1,007,597
                                             ------------
   Total liabilities and
     shareholders' equity                    $ 12,458,204
                                             ============

Note: Interest and average rate are presented on a fully-taxable equivalent basis. Taxable equivalent amounts are calculated utilizing marginal federal income tax rate of 35 percent. The total of nonaccruing loans is included in average amounts outstanding.

                     STAR BANC CORPORATION AND SUBSIDIARIES
                    AVERAGE BALANCE SHEETS AND AVERAGE RATES
                             (dollars in thousands)

                                                         Year through September 30, 1998
                                             --------------------------------------------------------
                                                Daily                                       Average
                                               Average               Interest                 Rate
                                             ------------          ------------          ------------
ASSETS:
Commercial loans                             $  3,859,172          $    253,296                  8.77%
Real estate loans                               3,928,303               254,028                  8.63
Retail loans                                    3,552,969               245,965                  9.25
                                             ------------          ------------
   Total loans                                 11,340,444               753,289                  8.87
Loans held for sale                               471,303                25,848                  7.23
Taxable investment securities                   2,376,545               118,209                  6.63
Non-taxable investment securities                  76,664                 7,198                 12.52
Money market investments                           52,773                 2,261                  5.73
                                             ------------          ------------
   Total interest-earning assets               14,317,729          $    906,805                  8.45%
                                                                   ============          ============
Cash and due from banks                           619,350
Allowance for loan losses                        (174,645)
Other assets                                    1,329,011
                                             ------------
   Total assets                              $ 16,091,445
                                             ============
LIABILITIES AND SHAREHOLDERS' EQUITY:
Savings and NOW                              $  1,233,246          $     23,354                  2.53%
Money market deposit accounts                   3,213,749                82,549                  3.43
Time deposits $100,000 and over                   753,163                31,700                  5.63
Time deposits under $100,000                    4,635,118               188,181                  5.43
Short-term borrowings                           1,576,438                59,606                  5.06
Long-term debt                                    705,617                34,835                  6.59
                                             ------------          ------------
   Total interest-bearing liabilities          12,117,331          $    420,225                  4.64%
                                                                   ============          ============
Noninterest-bearing deposits                    2,140,728
Other liabilities                                 299,283
Shareholders' equity                            1,534,103
                                             ------------
   Total liabilities and
     shareholders' equity                    $ 16,091,445
                                             ============
Net interest margin                                                                              4.53%
Interest rate spread                                                                             3.81

Note: Interest and average rate are presented on a fully-taxable equivalent basis. Taxable equivalent amounts are calculated utilizing marginal federal income tax rate of 35 percent. The total of nonaccruing loans is included in average amounts outstanding.

                     STAR BANC CORPORATION AND SUBSIDIARIES
                    AVERAGE BALANCE SHEETS AND AVERAGE RATES
                             (dollars in thousands)

                                                         Year through September 30, 1997
                                             --------------------------------------------------------
                                                 Daily                                      Average
                                                Average              Interest                Rate
                                             ------------          ------------          ------------
ASSETS:
Commercial loans                             $  3,397,579          $    226,644                  8.92%

Real estate loans                               2,921,354               190,193                  8.68
Retail loans                                    3,001,149               209,751                  9.33
                                             ------------          ------------
   Total loans                                  9,320,082               626,588                  8.98
Loans held for sale                               125,720                 6,083                  6.45
Taxable investment securities                   1,568,258                76,961                  6.55
Non-taxable investment securities                  59,466                 6,449                 14.46

Money market investments                           61,432                 2,632                  5.73
                                             ------------          ------------
   Total interest-earning assets               11,134,958          $    718,713                  8.62%

                                                                   ============          ============
Cash and due from banks                           499,584
Allowance for loan losses                        (145,174)
Other assets                                      724,130
                                             ------------
Total assets                                 $ 12,213,498
                                             ============
LIABILITIES AND SHAREHOLDERS' EQUITY:
Savings and NOW                              $  1,226,788          $     23,632                  2.58%
Money market deposit accounts                   2,274,623                52,204                  3.07
Time deposits $100,000 and over                   531,067                22,060                  5.55
Time deposits under $100,000                    3,679,864               149,491                  5.43
Short-term borrowings                           1,129,370                41,465                  4.91
Long-term debt                                    481,194                23,742                  6.59
                                             ------------          ------------
   Total interest-bearing liabilities           9,322,906          $    312,594                  4.49%
                                                                   ============          ============
Noninterest-bearing deposits                    1,674,329
Other liabilities                                 228,061
Shareholders' equity                              988,202
                                             ------------
Total liabilities and
shareholders' equity                         $ 12,213,498
                                             ============
Net interest margin                                                                              4.86%
Interest rate spread                                                                             4.13

Note: Interest and average rate are presented on a fully-taxable equivalent basis. Taxable equivalent amounts are calculated utilizing marginal federal income tax rate of 35 percent. The total of nonaccruing loans is included in average amounts outstanding.

                     STAR BANC CORPORATION AND SUBSIDIARIES
                     CALCULATION OF CASH EARNINGS PER SHARE
                  (amounts in thousands, except per share data)

The Corporation has been required to account for most business combinations under the "purchase" method of accounting. The purchase method results in the recording of goodwill and other intangible assets that are amortized as noncash charges in future years into operating expense. The pooling of interest method does not result in the recording of goodwill or intangibles. Since goodwill and intangibles amortization expense does not result in a cash expense, the economic value to shareholders under either accounting method is essentially the same. Results, including the impact of intangibles, are shown in the table below.

                                                                                                    Year through
                                        Third            Second            Third                    September 30,
                                       Quarter           Quarter           Quarter          ---------------------------
                                        1998              1998              1997              1998              1997
                                      ---------         ---------         ---------         ---------         ---------
EOP BOOK VALUE OF INTANGIBLES:
Excess of cost over fair
  value of assets acquired              394,561           420,036            68,481           394,561            68,481
Core deposit benefits                   242,704           200,444            94,583           242,704            94,583
Other identified intangibles             55,132            55,782            57,732            55,132            57,732
Mortgage servicing rights               139,297           125,470            51,686           139,297            51,686
Purchased credit card
  relationships                           5,904             6,084             4,737             5,904             4,737
Organization costs                          122              --                --                 122              --
                                      ---------         ---------         ---------         ---------         ---------
Total intangibles                     $ 837,720         $ 807,816         $ 277,219         $ 837,720         $ 277,219
                                      =========         =========         =========         =========         =========
Net income                            $  48,131         $  72,023         $  56,288         $ 186,072         $ 160,584
Intangible Amortization:
  Core deposit benefits                   5,657             3,149             2,388            11,545             7,116
Other identified intangibles              1,417             1,418             1,417             4,252             4,252
Purchased credit card
  relationships                             180               142                73               452               203
Mortgage servicing rights                  --                --                --                --                 322
                                      ---------         ---------         ---------         ---------         ---------
   Total                                  7,254             4,709             3,878            16,249            11,893
Tax effect                               (2,539)           (1,648)           (1,357)           (5,687)           (4,163)
                                      ---------         ---------         ---------         ---------         ---------
                                          4,715             3,061             2,521            10,562             7,730
Amortization of excess of
  cost over fair value of
  assets acquired                         4,090             4,224               670            11,334             2,010
                                      ---------         ---------         ---------         ---------         ---------
Tax adjusted intangible
  amortization                            8,805             7,285             3,191            21,896             9,740
"Cash" net income                     $  56,936         $  79,308         $  59,479         $ 207,968         $ 170,324
                                      =========         =========         =========         =========         =========

                     STAR BANC CORPORATION AND SUBSIDIARIES
                     CALCULATION OF CASH EARNINGS PER SHARE
                 (amounts in thousands, except per share data)
                                  (continued)

                                                                                                    Year through
                                        Third            Second            Third                    September 30,
                                       Quarter           Quarter           Quarter          ---------------------------
                                        1998              1998              1997              1998              1997
                                      ---------         ---------         ---------         ---------         ---------
Basic "Cash" EPS                      $    0.53         $    0.74         $    0.62         $    1.97         $    1.76

Diluted "Cash " EPS                        0.52              0.72              0.60              1.91              1.71
Reported Diluted EPS                  $    0.44         $    0.65         $    0.57         $    1.71         $    1.61

Weighted average common
  shares                                107,218           106,884            96,248           105,477            96,523
Diluted weighted average
  common shares                         110,333           109,991            99,295           108,603            99,450

CONTACT:  Star Banc Corporation, Cincinnati
          Steve Dale (Media), 513/632-4524
          David Moffett (Analysts), 513/632-4008

          KEYWORD: OHIO INDIANA KENTUCKY
          INDUSTRY KEYWORD: BANKING EARNINGS